Exhibit 10.12

SUNRISE SENIOR LIVING, INC.

2003 STOCK OPTION AND RESTRICTED STOCK PLAN, AS AMENDED

EXECUTIVE RESTRICTED STOCK AGREEMENT

Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $0.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s 2003 Stock Option and Restricted Stock Plan, as amended (the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by Grant:

Purchase Price per Share of Stock:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
Print Name:

Company:
Print Name:
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.

2003 STOCK OPTION AND RESTRICTED STOCK PLAN, AS AMENDED

EXECUTIVE RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (the “Restricted Stock”). The purchase price for the Restricted Stock is deemed paid by your services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock grant becomes vested as to     % of the shares of Stock on each of the first                      (    ) anniversaries of the Grant Date (each, an “Anniversary Date”), if you have been continuously providing Services to the Company or a Subsidiary from the Grant Date until the Anniversary Date; provided, however, that if you are restricted from selling Company stock on an Anniversary Date pursuant to the Company’s policy on insider trading, your shares that would have vested on that Anniversary Date will vest on the first date that is during a window period in which Company insiders are not restricted from selling Company stock.

Notwithstanding the vesting schedule to the extent not previously vested, your right to the Stock under this Agreement becomes 100% vested upon the earlier of (i) a Change in Control (as defined below), (ii) your termination of employment with the Company or a Subsidiary due to your death or disability, (iii) your termination of employment by the Company or a Subsidiary other than for Cause (as defined below), or (iv) termination of employment by you for Good Reason (as defined below), if you have been continuously employed by the Company or a Subsidiary from the Grant Date.

For purposes of this Agreement, “Change in Control” means any of the following events:

(a) any person (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934 (“Exchange Act”) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, becomes, after the Grant Date, the beneficial owner of Stock or of other securities of the Company that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing 50% or more of the combined voting power of all Voting Securities of the Company;

(b) individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Grant Date whose election or nomination for election by the Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

(c) approval by the stockholders of the Company of either of the following: (i) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Stock and Voting Securities of the Company immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 60% of the Stock and 60% of the combined voting power of the Voting Securities of the Company resulting from such Merger in substantially the same proportions as immediately before such Merger or (ii) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, you agree in writing that such event shall not constitute a Change in Control.

For purposes of this Agreement, “Cause” means termination of your employment by the Company or a Subsidiary if (a) you are indicted for, convicted of, or plead nolo contendre to, a felony; (b) you are found guilty by a court of having committed a crime involving moral turpitude and such conviction is affirmed on appeal or the time for appeal has expired; (c) in the reasonable judgment of the Company’s board of directors (the “Board”), you have compromised trade secrets or other similarly valuable proprietary information of the Company; (d) in the reasonable judgment of the Board, you have engaged in gross or willful misconduct that causes harm to the business and operations of the Company or any of its affiliates, the continuation of which will continue to harm the business and operations of the Company or any of its affiliates in the future; (e) your continued and substantial failure to attempt in good faith to perform your duties with the Company (other than failure resulting from your incapacity due to physical or mental illness or injury), which failure has continued for a period of at least ten (10) days after written notice from the Company; or (f) your failure to attempt in good faith to promptly follow a written direction of the
Board or a more senior officer, provided that the failure shall not be considered Cause if you, in good faith, believe that such direction, or implementation thereof, is illegal or inconsistent with the Company’s policies and you promptly so notify the Chair of the Board in writing.

For purposes of this Agreement, “Good Reason” means: (1) any material reduction in your base salary or target bonus eligibility, except in connection with a reduction in such compensation generally applicable to peer employees of the Company or any Subsidiary; (2) your responsibilities or areas of supervision with the Company or any Subsidiary are substantially reduced; or (3) you are required to move your office more than 30 miles outside the metropolitan area in which your office was previously located.

No additional shares of Stock will vest after you have ceased to be employed by the Company or any
Subsidiary for any reason.

Forfeiture of Unvested Stock	In the event that your employment with the Company or a Subsidiary terminates, you shall forfeit all of the shares of Stock subject to this grant that have not yet vested.

Book Entry Restrictions

The Restricted Stock will be issued in book entry form. The Company shall cause the transfer agent for the shares of Common Stock to make a book entry record showing ownership for the shares of Restricted Stock in your name subject to the terms and conditions of this Agreement. You shall be issued an account statement acknowledging your ownership of the shares of Restricted Stock.

The shares of Restricted Stock subject to restrictions hereunder shall be subject to the following terms and conditions relating to their release from restrictions or their cancellation:

As your interest in the Restricted Stock vests as described above, your vested Stock shall be released from restrictions and delivered to you, at your request.

Should you forfeit any unvested Restricted Stock held subject to restrictions hereunder, then such unvested Restricted Stock shall be cancelled without payment, and you shall have no further rights with respect to such shares.

You authorize the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement.

Legends

The following restrictive legends shall be placed in the book entry account, and on any certificate, if any, representing the Stock issued in connection with this grant:

“THE SHARES REPRESENTED BY THIS [BOOK ENTRY ACCOUNT OR CERTIFICATE] ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS [BOOK ENTRY ACCOUNT OR CERTIFICATE].

THE SHARES REPRESENTED BY THIS [BOOK-ENTRY ACCOUNT OR CERTIFICATE] HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Withholding Taxes	You agree, as a condition of this grant, that you will make

acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture of unvested Stock described above. You may elect to be taxed at the time the shares in restricted form are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price ($0.01 per share) is less than the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Investment Representation	You hereby agree and represent, as a condition of this grant of Restricted Stock, that (i) you are acquiring the shares of Restricted Stock for investment for your own account and not with a view to, or intention of, or otherwise for resale in connection with, any distribution to any person or entity, (ii) neither the offer nor sale of the shares of Restricted Stock, or the shares of Restricted Stock themselves, have been registered under the Securities Act or registered or qualified under any applicable state securities laws and that the shares of Restricted Stock are being offered and sold to you by reason of and in reliance upon a specific exemption from the registration provisions of the Securities Act and exemptions from registration or qualification provisions of such applicable state or other jurisdiction’s securities laws which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and the truth and accuracy of your representations, warranties, agreements, acknowledgments and understandings as set forth herein, (iii) you must, and are able to, bear the economic risk of your investment in the shares of Restricted Stock for an indefinite period of time and can afford a complete loss of your investment in the shares of Restricted Stock, (iv) you are sophisticated in financial, tax and business matters and have such knowledge and experience in financial, tax and business matters as to be capable of evaluating the risks and benefits of your investment in the shares of Restricted Stock, (v)
you are as of the date hereof an “accredited investor” as such term is defined under Rule 501 of the
Securities Act, (vi) your principal place of residence is in the State of                     , and (vii) the Company
has made available to you all documents that you have requested relating to the Company, the shares of
Restricted Stock and your acquisition of the shares of Restricted Stock, and you have had an opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the offering and sale of the shares of Restricted Stock pursuant to this Agreement and have had full access to such other information concerning the Company and the shares of Restricted Stock as you deemed necessary or desirable.

Retention Rights	This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights	You shall have the right to vote the Restricted Stock and, subject to the provisions of this Agreement, to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:

2.	Description of property with respect to which the election is being made:

             shares of common stock, par value $0.01 per share, of Sunrise Senior Living, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: , 200 .

4.	The taxable year to which this election relates is calendar year: 200 .

5.	Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of an Executive Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was: $ per share, for a total of $ .

7.	The amount paid by taxpayer for the property was: $ .

8.	A copy of this statement has been furnished to the Company.

Dated:                     , 200

Print Name:

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Stock Plan Administrator of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.